Exhibit 107

Calculation of Filing Fee Tables

SC TO-T

(Form Type)

Cadeler A/S

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction Valuation(1)	Fee Rate	Amount of Filing Fee(2)
Fees to Be Paid	$382,527,388.11	0.0001476	$56,461.04
Fees Previously Paid	$0		$0
Total Transaction Valuation	$382,527,388.11
Total Fees Due for Filing			$56,461.04
Total Fees Previously Paid			$0
Total Fee Offsets			$56,461.04
Net Fee Due			$0

(1)        Estimated solely for the purpose of calculating the registration fee pursuant to Rule 0-11(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the transaction value was calculated as the product obtained by multiplying (i) $9.89, the average of the high and low sales prices per share of Eneti Inc. (“Eneti”) common stock on November 1, 2023, as reported by the New York Stock Exchange, and (ii) 38,678,199, which is the sum of (A) 38,647,119, the number of shares of Eneti common stock outstanding as of November 1, 2023, and (B) 31,080, the maximum number of shares of Eneti common stock authorized for issuance pursuant to Eneti’s existing equity plan or otherwise permitted to be issued pursuant to the terms of the business combination agreement described herein.

(2)        The amount of the filing fee was calculated in accordance with Rule 0-11(d) under the Exchange Act and Fee Rate Advisory No. 1 for Fiscal Year 2023 beginning on October 1, 2023, issued August 26, 2022, as the product obtained by multiplying the transaction value by 0.0001476.

Table 2: Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type		File number	Initial filing date	Filing date	Fee offset claimed	Fee paid with fee offset source
Fee Offset Claims		F-4	(1)	333-275092	October 19, 2023		$56,461.04
Fee Offset Sources	Cadeler A/S	F-4	(1)	333-275092		October 19, 2023		$57,888.15

(1)        The Registrant paid $57,888.15 with the submission of its Registration Statement on Form F-4, filed with the Securities and Exchange Commission on October 19, 2023 (File No. 333-275092).